Exhibit 10.17

FIRST AMENDMENT

TO THE

CEVA, INC.

2011 STOCK INCENTIVE PLAN

This First Amendment to the Ceva, Inc. 2011 Stock Incentive Plan (the “Plan”) is made and adopted by Ceva, Inc., a Delaware corporation (the “Company”). Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

W I T N E S S E T H:

WHEREAS, the Plan, as most recently amended and restated, was approved by the Company’s Board of Directors (the “Board”) on April 4, 2023, and approved by the Company’s stockholders at the Company’s 2023 annual stockholders meeting;

WHEREAS, pursuant to Section 13(a) of the Plan, the Board has the authority to amend the Plan without approval of the Company’s stockholders to the extent such approval is not required by Applicable Laws;

WHEREAS, the Board desires to amend the Plan to incorporate the Ceva, Inc. Compensation Recoupment Policy adopted by the Board on November 7, 2023 (the “Clawback Policy”), or any clawback policy that the Company otherwise adopts, to the extent applicable and permissible under Applicable Law;

WHEREAS, the Company has determined that amending the Plan to incorporate the Clawback Policy is not a material Plan amendment requiring stockholder approval under Applicable Law; and

NOW, THEREFORE, the Plan is hereby amended as follows:

1.         Section 6 of the Plan is hereby amended to add a subsection as follows:

  “(l)          Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with the Ceva, Inc. Compensation Recoupment Policy or any clawback policy that the Company otherwise adopts, to the extent applicable and permissible under Applicable Law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a Grantee’s right to voluntarily terminate employment upon a “resignation for good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company.”

2.         Except as otherwise provided above, the “Effective Date” of this First Amendment to the Plan shall be date adopted by the Plan’s Administrator. Except as expressly amended hereby, the provisions of the Plan are and shall remain in full force and effect.